UNITED STATES
SECURITIES AND EXCHANGE  COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)      March 18, 2016

                                                 HICKOK INCORPORATED
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	0-147 (Commission File Number)	34-0288470 (IRS Employer Identification No.)

    10514 Dupont Avenue      Cleveland, Ohio                                                                                44108
    (Address of principal executive offices)                                                                             (Zip Code)

Registrant's telephone number, including area code         (216) 541-8060

                                                                          Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

            At the Company's Annual Meeting of Shareholders held on March 18, 2016, the following individuals were elected to the Board of Directors to serve a one-year term:
	Votes For	Votes Withheld	Broker Non-Votes

Robert L. Bauman	1,697,558	504	299,982
Edward F. Crawford	1,697,658	404	299,982
Matthew V. Crawford	1,697,458	604	299,982
Brian E. Powers	1,687,658	10,404	299,982
Steven H. Rosen	1,697,458	604	299,982
Kirin M. Smith	1,697,658	404	299,982

The Shareholders voted on the following proposal at the Company's Annual Meeting and cast their votes as described below.

		Votes	Votes	Votes
		For	Against	Abstained
1.	Ratification of Meaden & Moore, Ltd. as independent auditors for fiscal 2016. This proposal was approved.	1,995,775	2,065	204

		Votes	Votes	Votes	Broker
		For	Against	Abstained	Non-Votes
2.	Advisory vote on approval of executive compensation, as described in the proxy materials. This proposal was approved.	1,691,359	3,450	3,253	299,982

For information on how the votes have been tabulated for the above, see the Company's definitive Proxy Statement used in connection with the Annual Meeting of Shareholders.

SIGNATURES
            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HICKOK INCORPORATED

  /s/ Robert L. Bauman
Robert L. Bauman
   President and CEO

Date:    March 22, 2016